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                                                                     Exhibit (r)

                                 ING FUNDS TRUST
                                 Rule 18f-3 Plan

Rule 18f-3

Pursuant to Rule 18f-3 ("Rule 18f-3") of the Investment Company Act of 1940, as amended (the "Act"), ING Funds Trust (the "Trust"), a registered open-end investment company whose shares are registered on Form N-1A, consisting of the ING Money Market Fund, ING U.S. Treasury Money Market Fund, ING Intermediate Bond Fund, ING High Yield Bond Fund, ING International Bond Fund, ING Mortgage Income Fund, ING National Tax-Exempt Bond Fund, ING Large Cap Growth Fund, ING Growth & Income Fund, ING Mid Cap Growth Fund, ING Small Cap Growth Fund, ING Balanced Fund, ING Global Brand Names Fund, ING International Equity Fund, ING Emerging Markets Equity Fund, ING European Equity Fund, ING Tax Efficient Fund, ING Focus Fund, ING Global Information Technology Fund, ING Global Real Estate Fund, ING Internet Fund, ING Quality of Life Fund, ING National Municipal Money Market Fund, ING Tax Efficient Equity Value Fund, ING Global Communications Fund, ING Internet Fund II and ING Stable Value Fund and any future fund or series created by the Trust (collectively, the "Funds"), hereby adopts this plan setting forth the separate arrangements and expense allocations of each class of shares. Any material amendment to this plan is subject to prior approval of the Board of Trustees, including a majority of the disinterested Trustees.

Authorized Classes

CLASS A SHARES

       Class A shares of all funds except the ING Stable Value Fund, ING Money Market, ING U.S. Treasury Money Market Fund and ING National Municipal Money Market Fund are sold subject to an initial sales charge as follows:



AMOUNT OF SALE                                               EQUITY FUNDS           FIXED INCOME FUNDS
                                                           SALES CHARGE AS           SALES CHARGE AS
                                                          PERCENTAGE OF THE         PERCENTAGE OF THE
                                                            OFFERING PRICE            OFFERING PRICE
                                                            --------------            --------------
Less than $50,000 .................................             5.75%                     4.75%

$50,000 to $99,999 ................................
                                                                4.75%                     4.25%
$100,000 to $249,999 ..............................
                                                                3.75%                     3.50%
$250,000 to $499,999 ..............................
                                                                2.75%                     2.50%
$500,000 to $999,999...............................
                                                                2.00%                     2.00%
$1,000,000 or more* ...............................
                                                                 -0-                       -0-

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Class A shares are subject to a distribution fee under the Rule 12b-1 Plan payable at a maximum annual rate of up to 0.50% of the average daily net assets of that Class. Class A Shares are also subject to fees of up to 0.25% (subject to NASD rules) pursuant to a Servicing Organization Agreement. Class A Shares are also subject to fees of up to 0.25% pursuant to a Fund Services Agreement.

CLASS B SHARES

       Class B Shares are not subject to an initial sales charge but all Funds subject to a contingent deferred sales charge which will be imposed on redemptions as follows:

                   5% in year 1
                   4% in year 2
                   4% in year 3
                   3% in year 4
                   2% in year 5
                   1% in year 6
                   0% in year 7
                   0% in year 8


       Class B Shares automatically convert to Class A shares on the first business day of the month following the eighth anniversary of the issuance of such Class B shares. Class B shares are also subject to a distribution fee pursuant to Rule 12b-1 payable at the annual rate of up to 0.75% of the average daily net assets of the class. Class B Shares are also subject to fees of up to 0.25% (subject to NASD rules) pursuant to a Servicing Organization Agreement. Class B Shares are also subject to fees of up to 0.25% pursuant to a Fund Services Agreement.

CLASS C SHARES

       Class C Shares are not subject to an initial sales charge but all Funds are subject to a contingent deferred sales charge which will be imposed on redemptions. Class C Shares are subject to a lower contingent deferred sales charge (1.00%) and do not have to be held as long as Class B or X Shares (one year) to avoid paying a contingent deferred sales charge.

       Class C Shares will not automatically convert to Class A shares. Class C Shares are also subject to a distribution fee pursuant to Rule 12b-1 payable at the annual rate of up to 0.75% of the average daily net assets of the class. Class C Shares are also subject to fees of up to 0.25% (subject to NASD rules) pursuant to a Servicing Organization Agreement. Class C Shares are also subject to fees of up to 0.25% pursuant to a Fund Services Agreement. The ING Stable Value Fund does not offer Class C shares.


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CLASS X SHARES

       Class X Shares are sold without an initial sales charge. Investors will receive, as a bonus, additional shares having a value equal to 2.50% of the amount invested. The Distributor will pay for these Bonus Shares. Class X Shares are subject to a contingent deferred sales charge which will be imposed on redemptions as follows:

                   5% in year 1
                   4% in year 2
                   4% in year 3
                   3% in year 4
                   2% in year 5
                   1% in year 6
                   0% in year 7
                   0% in year 8


       Class X Shares automatically convert to Class A shares on the first business day of the month following the eighth anniversary of the issuance of such Class X shares. Class X shares are also subject to a distribution fee pursuant to Rule 12b-1 payable at the annual rate of up to 0.75% of the average daily net assets of the class. Class B Shares are also subject to fees of up to 0.25% (subject to NASD rules) pursuant to a Servicing Organization Agreement. Class X Shares are also subject to fees of up to 0.25% pursuant to a Fund Services Agreement. Class X Shares are offered to certain Qualified purchasers (including but not limited to IRAs, Roth IRAs, Education IRAs, SEP IRAs, SIMPLE IRAs and 403(b)(7) plans). The ING Stable Value Fund, ING National Tax-Exempt Bond Fund and ING National Municipal Money Market Fund do not offer Class X shares.

CLASS I SHARES

Class I shares are sold without an initial sales charge and are not subject to a contingent deferred sales charge. In addition, Class I shares are not subject to a distribution fee pursuant to Rule 12b-1, are not subject to a shareholder servicing fee and are not subject to a fund services fee. Class I shares are offered only to retirement plans affiliated with ING Group. The ING Stable Value Fund, ING National Tax-Exempt Bond Fund and ING National Municipal Money Market Fund do not offer Class I shares.

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Class Voting Rights and Obligations and Class Expenses

       The Classes of shares issued by any Fund will be identical in all respects except for Class designation, allocation of certain expenses directly related to the distribution or service arrangement, or both, for a Class, and voting rights--each Class votes separately with respect to issues affecting only that Class. Shares of all Classes will represent interests in the same investment fund; therefore each Class is subject to the same investment objectives, policies and limitations.

       Each Class of shares shall bear expenses, not including advisory or custodial fees or other expenses related to the management of the Fund's assets, that are directly attributable to the kind or degree of services rendered to that Class ("Class Expenses"). Class Expenses, including the management fee or the fee of other service providers, may be waived or reimbursed by the Funds' investment adviser, underwriter or any other provider of services to the Funds with respect to each Class of a Fund on a Class by Class basis.

Exchanges and Conversion Privileges

             Shareholders who have held all or part of their shares in a Fund for at least seven days may exchange shares of one Fund for shares of any of the other portfolios of the Trust which are available for sale in their state. A shareholder who has paid a sales load in connection with the purchase of shares of any of the Funds will be subject only to that portion of the sales load of the Fund into which the shareholder is exchanging which exceeds the sales load originally paid by the shareholder. Class B and X Shares will convert automatically to Class A shares on the first business day of the month following the eighth anniversary of the issuance of such Class B or X Shares. Class B or X Shares will be converted at the net asset value of Class A Shares, without the imposition of any sales load, fee or charge.

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